Exhibit 99.(d)(3)(b)

Exhibit A

Fund	Advisory Fee
Forward Global Emerging Markets Fund	1.25% up to $500 million 1.20% over $500 million up to $1 billion 1.15% over $1-billion
Forward Hoover Mini-Cap Fund	1.05%
Forward Hoover Small Cap Equity Fund	1.05% up to $500 million 1.00% over $500 million
Forward International Equity Fund	0.85% up to $250 million 0.75% over $250 million up to $1 billion 0.65% over $1 billion
Forward International Small Companies Fund	1.00% up to $1 billion 0.95% over $1 billion
Forward Legato Fund	1.00% up to $500 million 0.85% over $500 million
Forward Uniplan Real Estate Investment Fund	0.85% up to $100 million 0.80% over $100 million up to $500 million 0.70% over $500 million
Sierra Club Equity Income Fund	0.94% up to $100 million 0.87% over $100 million up to $250 million 0.82% over $250 million up to $500 million 0.78% over $500 million
Sierra Club Stock Fund	0.85% up to $100 million 0.81% over $100 million up to $250 million 0.78% over $250 million up to $500 million 0.70% over $500 million